SECOND AMENDMENT TO LOAN AGREEMENT

This SECOND AMENDMENT TO LOAN AGREEMENT ("Amendment"), dated as of June 16, 2006, is among CONCORD TECHNOLOGIES, L.P., a Texas limited partnership ("Concord"), GEOSPACE ENGINEERING RESOURCES INTERNATIONAL, LP, a Texas limited partnership ("Engineering"), GEOSPACE TECHNOLOGIES, LP, a Texas limited partnership ("Geospace"), OYO INSTRUMENTS, LP, a Texas limited partnership ("Instruments"), and OYOG OPERATIONS, LP, a Texas limited partnership ("Operations", and together with Concord, Engineering, Geospace and Instruments, the "Borrowers"), jointly and severally, and REGIONS BANK (F/K/A UNION PLANTERS BANK, N.A.) ("Lender").

RECITALS:

WHEREAS, Borrowers and Lender entered into that certain Loan Agreement dated as of November 22, 2004, as amended by First Amendment to Loan Agreement dated as of September 19, 2005 (the "Loan Agreement").

WHEREAS, pursuant to the Agreement, OYO Geospace Corporation, OYOG, LLC and OYOG Limited Partner, LLC ("Guarantors") executed those certain Guaranty Agreements dated as of September 19, 2005 (the "Guaranty Agreements") pursuant to which Guarantors guaranteed to Lender the payment and performance of the Obligations (as defined in the Agreement).

WHEREAS, Borrower and Lender now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Amendment to Certain Definitions. Effective as of date hereof, the definition of "Ratio of Total Liabilities to Tangible Net Worth" contained in Section 1.1 of the Agreement is amended to read in its entirety as follows:

    "Ratio of Total Liabilities to Tangible Net Worth" means, as of any date, (a)(i) Total Liabilities (provided, however, that the Deferred Revenue account described in Parent's financial statements shall be excluded from Total Liabilities) minus (ii) Subordinated Debt divided by (b)(i) Tangible Net Worth plus (ii) Subordinated Debt.

    Amendment to Section 8.12. Effective as of the date hereof, Section 8.12 of the Agreement shall be revised to read in its entirety as follows:

    Section 8.12. Capital Expenditures. No Borrower will permit the aggregate capital expenditures of Borrowers, Guarantors and their Subsidiaries to exceed $8,000,000.00 during any fiscal year; provided, however, that the $10,000,000 expansion project at Borrowers' facility at 7007 Pinemont, Houston, Texas described in Parent's Form 10-Q, dated March 31, 2006, shall be excluded for the purposes of determining capital expenditures.

    Acknowledgment by Borrower. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Borrowers or any third party to Lender under any Loan Document (as defined in the Loan Agreement).

    Continued Effectiveness. Except as expressly modified by the terms and provisions hereof, each of the terms and provisions of the Loan Agreement and the other Loan Documents are hereby ratified and confirmed, and shall remain in full force and effect.

    Governing Law. THE TERMS AND PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

    No Oral Agreements. This Amendment, the Loan Agreement and the other Loan Documents embody the final, entire agreement among the parties hereto. There are no oral agreements among the parties hereto.

EXECUTED as of the date first above written.

BORROWERS: CONCORD TECHNOLOGIES, LP By: OYOG, LLC, its general partner By: /s/ Thomas T. McEntire Thomas T. McEntire Vice President and Chief Financial Officer
GEOSPACE ENGINEERING RESOURCES INTERNATIONAL, LP By: OYOG, LLC, its general partner By: /s/ Thomas T. McEntire Thomas T. McEntire Vice President and Chief Financial Officer
GEOSPACE TECHNOLOGIES, LP By: OYOG, LLC, its general partner By: /s/ Thomas T. McEntire Thomas T. McEntire Vice President and Chief Financial Officer
OYO INSTRUMENTS, LP By: OYOG, LLC, its general partner By: /s/ Thomas T. McEntire Thomas T. McEntire Vice President and Chief Financial Officer
OYOG OPERATIONS, LP By: OYOG, LLC, its general partner By: /s/ Thomas T. McEntire Thomas T. McEntire Vice President and Chief Financial Officer
LENDER: REGIONS BANK By: /s/ Ron Pfeiffer Ron Pfeiffer Senior Vice President

Each of the undersigned Guarantors hereby consents and agrees to this Amendment and agrees that the Guaranty Agreement executed by such Person shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms and shall evidence such Guarantor's guaranty of the Note as renewed and extended from time to time.

OYOG, LLC By: /s/ Thomas T. McEntire Thomas T. McEntire Vice President and Chief Financial Officer
OYOG LIMITED PARTNER, LLC By: /s/ Thomas T. McEntire Thomas T. McEntire Manager
OYO GEOSPACE CORPORATION By: /s/ Thomas T. McEntire Thomas T. McEntire Vice President and Chief Financial Officer